EXHIBIT 21- SUBSIDIARIES OF THE REGISTRANT


                                               Percentage of
Owned by Registrant                           Voting Securities
---------------------                         ------------------
Mischer Enterprises, Inc. (Texas)                    100%

City Pavers, Inc. d/b/a
Mischer Paving & Utility Company,
in the State of Texas (Delaware)                     100%

Lajitas Utility Co., Inc. (Texas)                    100%



The subsidiaries listed above are included in the Company's consolidated financial statements.

                                       30